(a)(113)

VOYA INVESTORS TRUST

AMENDMENT #104 TO THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

Effective: May 1, 2016

The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VI, Sections 6.2 and 6.3 and Article XI, Section 11.4 of the Trust’s Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the “Declaration of Trust”), hereby amend the Declaration of Trust to

1.                                      Re-designate Voya Liquid Assets Portfolio to Voya Government Liquid Assets Portfolio by amending the second sentence of Section 6.2 of the Declaration of Trust to read as follows:

“The Series that have been established and designated as of the date first above written are as follows:

ING American Funds Global Growth and Income Portfolio

ING American Funds International Growth and Income Portfolio

VY BlackRock Inflation Protected Bond Portfolio

VY Clarion Global Real Estate Portfolio

VY Clarion Real Estate Portfolio

VY FMR Diversified Mid Cap Portfolio

VY Franklin Income Portfolio

Voya Global Perspectives Portfolio

Voya Government Liquid Assets Portfolio

Voya High Yield Portfolio

VY Invesco Growth and Income Portfolio

VY JPMorgan Emerging Markets Equity Portfolio

VY JPMorgan Small Cap Core Equity Portfolio

Voya Large Cap Growth Portfolio

Voya Large Cap Value Portfolio

Voya Limited Maturity Bond Portfolio

VY Morgan Stanley Global Franchise Portfolio

ING Multi-Manager International Small Cap Portfolio

Voya Multi-Manager Large Cap Core Portfolio

Voya Retirement Conservative Portfolio

Voya Retirement Growth Portfolio

Voya Retirement Moderate Growth Portfolio

Voya Retirement Moderate Portfolio

VY T. Rowe Price Capital Appreciation Portfolio

VY T. Rowe Price Equity Income Portfolio

VY T. Rowe Price International Stock Portfolio

VY Templeton Global Growth Portfolio

Voya U.S. Stock Index Portfolio”

The foregoing shall be effective upon the date first written above.

/s/ Colleen D. Baldwin	/s/ Patrick W. Kenny
Colleen D. Baldwin, as Trustee	Patrick W. Kenny, as Trustee

/s/ John V. Boyer	/s/ Shaun P. Mathews
John V. Boyer, as Trustee	Shaun P. Mathews, as Trustee

/s/ Patricia W. Chadwick	/s/ Joseph E. Obermeyer
Patricia W. Chadwick, as Trustee	Joseph E. Obermeyer, as Trustee

/s/ Dr. Albert E. DePrince	/s/ Sheryl K. Pressler
Dr. Albert E. DePrince, Jr., as Trustee	Sheryl K. Pressler, as Trustee

/s/ Peter S. Drotch	/s/ Christopher P. Sullivan
Peter S. Drotch, as Trustee	Christopher P. Sullivan, as Trustee

/s/ Martin J. Gavin	/s/ Roger B. Vincent
Martin J. Gavin, as Trustee	Roger B. Vincent, as Trustee

/s/ Russell H. Jones
Russell H. Jones, as Trustee